UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2020

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05                 Costs Associated with Exit or Disposal Activities.

On February 18, 2020, Blue Apron Holdings, Inc. (the “Company”) announced the planned closure of its fulfillment center in Arlington, Texas (the “Arlington Facility”) and the consolidation of production volume from the Arlington Facility to the Company’s fulfillment centers in Linden, New Jersey and Richmond, California (the “Arlington Facility Closure”) in order to more efficiently continue to service the Company’s national footprint while also enabling the Company to redirect financial resources into other parts of the business, including growth initiatives.  The Company also notified employees at the Arlington Facility of the Arlington Facility Closure on February 18, 2020. Approximately 240 employees located at the Arlington Facility will be impacted by the Arlington Facility Closure.

The Arlington Facility Closure is expected to be substantially completed in the second quarter of 2020. As a result, the Company expects to incur approximately $1.5 million in restructuring charges in connection with the Arlington Facility Closure, including approximately $0.8 million  of employee-related costs, primarily severance payments, and approximately $0.7 million of other exit costs, all of which are expected to result in cash expenditures. In addition, the Company expects to incur non-cash asset-related charges in the range of $5.0 million to $8.0 million. The majority of the charges will be incurred in the first half of 2020. However, the actual timing and costs of the Arlington Facility Closure may differ from the Company’s current expectations and estimates,  and such differences may be material.

The Company expects the Arlington Facility Closure to generate annual savings of approximately $8.0 million beginning in the second quarter of 2020 in product, technology, general and administrative expenses.

Forward-Looking Statements

This Form 8-K includes statements concerning the Company and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions.  Forward-looking statements in this Form 8-K include, but are not limited to, the amount of expenditures that may be made or charges that may be incurred by the Company in connection with the Arlington Facility Closure, the timing of the Arlington Facility Closure and the anticipated savings from the Arlington Facility Closure. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include possible changes in the size and components of the expected costs and charges associated with the Arlington Facility Closure; risks associated with the Company’s ability to achieve the benefits of the Arlington Facility Closure; risks resulting from the Arlington Facility Closure, including, but not limited to, further employee attrition and adverse effects on the Company’s operations, such as interruptions in production; risks related to the Company’s consolidation of production volume to its Linden, NJ and Richmond, CA fulfillment centers; the Company’s anticipated growth strategies and their dependence on the Company’s ability to obtain additional financing; its ability to sufficiently manage costs, maintain sufficient capital and obtain additional financing to remain in compliance with the financial covenants under its revolving credit facility; its ability, including the timing and extent, to obtain additional financing and sufficiently manage costs to fund investments in its operations in amounts necessary to support the execution of its strategic growth plan; its expectations regarding competition and its ability to effectively compete; its ability to expand or innovate on its direct-to-consumer product offerings and strategic partnerships; its ability to cost-effectively attract new customers, retain existing customers and increase the number of customers it serves; its amount of indebtedness and ability to fulfill its debt-related obligations; seasonal trends in customer behavior; its expectations regarding, and the stability of, its supply chain; the size and growth of the markets for its product offerings and its ability to serve those markets; federal and state legal and regulatory developments; other anticipated trends and challenges in its business; and the risks more fully described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in other filings that the Company may make with the SEC in the future.  The forward-looking statements in this Form 8-K are based on information available to the Company as of the date hereof.  The Company assumes no obligation to update any forward-looking statements contained in this Form 8-K as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: February 18, 2020	By:	/s/ Timothy S. Bensley
Timothy S. Bensley
Chief Financial Officer and Treasurer